                                                                      EXHIBIT 99
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM ll-K
(Mark One)
  [ X ]     ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (FEE REQUIRED)

                        As of January 31, 1998 and 1997
         and for the periods February 1, 1997 through January 31, 1998 and August 1, 1996 through January 31, 1997

                                      OR

 [    ]    TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
            SECURITIES EXCHANGE ACT OF 1934 (NO FEE REQUIRED)

                        Commission file number: 0-20853

                       1996 EMPLOYEE STOCK PURCHASE PLAN
                             (Full title of Plan)

                                  ANSYS, Inc.
                                  Southpointe
                             275 Technology Drive
                             Canonsburg, PA 15317

(Name of issuer of securities held pursuant to the plan and the address of its principal executive office)

                         ANSYS, INC. AND SUBSIDIARIES
                       1996 Employee Stock Purchase Plan
                         Index of Financial Statements

              Page No.
              --------

Statement of Net Assets as of January 31, 1998 and 1997                 3
Statement of Changes in Net Assets for the periods
 February l, l997 through January 31, 1998 and
 August 1, 1996 through January 31, 1997                                4
Notes to Financial Statements                                         5-6
Signature                                                               7

                         ANSYS, INC. AND SUBSIDIARIES
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                            STATEMENT OF NET ASSETS
                           January 31, 1998 and 1997

                                          1998        1997
                                          ----        ----
NET ASSETS:
Cash                                    $ 11,210    $ 13,809
Investments:
 ANSYS, Inc.
 Common Stock                            472,998     185,098
                                        --------------------
 Net assets                             $484,208    $198,907
                                        ====================







   The accompanying notes are an integral part of the financial statements.

                         ANSYS, INC. AND SUBSIDIARIES
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                      STATEMENT OF CHANGES IN NET ASSETS
                                for the periods

                                      February 1, 1997     August 1, 1996
                                      through              through
                                      January 31, 1998     January 31, 1997
                                      ----------------     ----------------
  ADDITIONS:
  Contributions:
    Employee                             $269,362            $181,514
    Employer                               54,818              27,765
                                      ------------------------------------
    Total additions                       324,180             209,279
                                      ------------------------------------
  DEDUCTIONS:

    Withdrawals by participants            38,879              10,372
                                      ------------------------------------
      Total deductions                     38,879              10,372
                                      ------------------------------------
    Net increase                          285,301             198,907
    Net assets, beginning of period       198,907                  --
                                      ------------------------------------
    Net assets, end of period            $484,208            $198,907
                                      ====================================


   The accompanying notes are an integral part of the financial statements.

                         ANSYS, INC. AND SUBSIDIARIES
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF PLAN:

The purpose of the 1996 Employee Stock Purchase Plan of ANSYS, Inc. and subsidiaries (the "Plan"), which became effective August 1, 1996, is to provide the eligible employee of ANSYS, Inc. and certain of its subsidiaries (the "Company") with opportunities to purchase shares of common stock upon favorable terms. The aggregate maximum number of shares for which options may be issued under the Plan is 210,000 shares of common stock, subject to adjustments for changes in the Company's capitalization. The Plan is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee".)

Participation in the Plan is voluntary. Offerings under the Plan commence on each February 1 and August 1 and have a duration of six months. The Compensation Committee may establish a different period of six months or less for any offering. Generally, all employees who are employed for more than 20 hours per week as of the first day of the applicable offering period are eligible to participate in the Plan. An employee who owns or is deemed to own shares of stock representing in excess of 5% of the combined voting power of all classes of stock of the Company may not participate in the Plan.

During each offering, an eligible employee may purchase shares under the Plan by authorizing payroll deductions of up to 10% per pay period, to be deducted from such employee's total cash compensation. The maximum number of shares which may be purchased by any participating employee during any offering period is limited to 960 shares (as adjusted by the Compensation Committee from time to time). Unless the employee has previously withdrawn from the offering, such employee's accumulated payroll deductions will be used to purchase common stock on the last business day of the period at a price equal to 85% of the fair market value of the common stock on the first or last day of the offering period, whichever is lower. The Company will contribute the remaining 15% of the fair market value of the common stock. Under applicable tax rules, an employee may purchase no more than $25,000 worth of common stock in any calendar year.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The financial statements have been prepared in accordance with generally accepted accounting principles. The following are the significant accounting policies followed by the Plan:

Investment Valuation:

Investments, which consist solely of ANSYS, Inc. Common Stock, are carried at fair value by reference to the closing market quotations as reported on the National Association of Securities Dealers Automated Quotations System (NASDAQ).

Income Recognition:

Purchases are recorded on a trade date basis. The Plan presents in the Statement of Changes in Net Assets the net appreciation in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on these investments.

                         ANSYS, INC. AND SUBSIDIARIES
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Administrative Expenses:

The Company pays all expenses incident to the operation of the Plan, including the costs of record keeping, accounting fees, legal fees, the costs of delivery of stock certificates to participants and the costs of delivery of shareholder communications. The Company does not pay any expenses, broker's or other commissions or taxes incurred in connection with the purchases of Common Stock, or the sale of shares of Common Stock.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

3. INVESTMENTS:

As required under the Plan, investments at January 31, 1998 and 1997 consisted solely of ANSYS, Inc. Common Stock as follows:


                                 January 31, 1998   January 31, 1997
                                 ----------------   ----------------
        Number of Shares                   51,730             19,484
        Cost                             $472,998           $185,098
        Fair Value                       $472,998           $185,098

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Board of Directors of ANSYS, Inc. has duly caused this Annual Report to be signed on behalf of the Plan by the undersigned hereunto duly authorized, on March
24, 1998.

                                                    ANSYS, INC. AND SUBSIDIARIES
                                               1996 EMPLOYEE STOCK PURCHASE PLAN


Date: March 24, 1998         By: /S/ Peter J. Smith
                                -----------------------------------------------
                                 Peter J. Smith
                                 Chairman, President and Chief Executive Officer

Date: March 24, 1998         By: /S/ John M. Sherbin
                                -----------------------------------------------
                                 John M. Sherbin II
                                 Chief Financial Officer, Senior Vice President, Finance and Administration, Secretary